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EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the captions "Selected Historical Consolidated Financial Data" and "Experts" and to the use of our reports dated June 6, 2003, except for Note 11, as to which the date is November 24, 2003, with respect to the consolidated financial statements of Kintera, Inc., and July 3, 2003, with respect to the financial statements of H2O Networks, Inc., and October 3, 2003 with respect to the financial statements of Little Tornadoes, Inc. and VirtualSprockets, LLC., in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-109169) and related Prospectus of Kintera, Inc.

/s/  ERNST & YOUNG LLP

San Diego, California
December 9, 2003

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  EXHIBIT 23.1
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS